UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

HAPC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:

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HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

(212) 418-5070

SECOND SUPPLEMENT TO PROXY STATEMENT

October 16, 2007

To the Stockholders of HAPC, INC.:

On August 8, 2007, we mailed to you a definitive proxy statement dated August 8, 2007 (the “Definitive Proxy Statement”) relating to a special annual meeting (the “Annual Meeting”) of the stockholders of HAPC, INC., a Delaware corporation (“HAPC”) scheduled to be held at 10:00 a.m., local time, on Wednesday, September 26, 2007, at the offices of Morgan, Lewis & Bockius, LLP (“Morgan Lewis”), 101 Park Avenue, New York, New York 10178, to consider a proposal, among others, to approve the acquisition of InfuSystem, Inc., or InfuSystem, pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of HAPC, InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation, and I-Flow. We refer to the proposal as the “Acquisition Proposal”.

On September 18, 2007, we mailed to you a supplement dated September 18, 2007 (the “First Proxy Supplement”) to the Definitive Proxy Statement providing disclosure relating to an amendment (the “Amendment”) to the Stock Purchase Agreement. The Amendment provided for a reduction of the purchase price.

On Wednesday, September 26, 2007, the Annual Meeting was convened at 10:00 a.m. (local time) at the offices of Morgan Lewis for the sole purpose of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Wednesday, October 10, 2007 at the offices of Morgan Lewis. The Annual Meeting reconvened at such time for the sole purpose of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Friday, October 19, 2007 at the offices of Morgan Lewis.

On October 15, 2007, funds affiliated with Great Point Partners LLC (“Great Point”) purchased 3,000,000 shares of HAPC’s common stock, par value $0.0001 (the “Common Stock”) from stockholders who had submitted proxies voting against the Acquisition Proposal. Great Point made these purchases pursuant to arrangements with Sean McDevitt, Pat LaVecchia, John Voris, Wayne Yetter and Jean-Pierre Millon, acting in their individual capacities (the “Founding Stockholders”) and FTN Midwest Securities, Inc. (“FTN”). Great Point will obtain the right to vote the shares of Common Stock purchased and has stated that its present intention is to vote in favor of the Acquisition Proposal.

Attached to this letter is a second supplement (the “Second Proxy Supplement”) to the Definitive Proxy Statement containing additional information regarding the terms of Great Point’s purchase of shares of Common Stock, and the arrangements between Great Point and the Founding Stockholders and FTN. Please read the Second Proxy Supplement carefully and in its entirety together with the Definitive Proxy Statement and the First Proxy Supplement, which were previously mailed to you.

The record date for the Annual Meeting has not been changed by this Second Proxy Supplement and remains fixed at August 6, 2007 (the “Record Date”). This means that only holders of HAPC’s Common Stock as of the Record Date are entitled to vote at the Annual Meeting.

The proposals for the Annual Meeting contained in the Definitive Proxy Statement are unchanged by this Second Proxy Supplement.

Your vote is very important. HAPC cannot complete the acquisition of InfuSystem unless the proposal receives the affirmative vote of a majority of the shares of HAPC’s Common Stock outstanding as of the Record

Date that were issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy at the Annual Meeting and that vote on the proposal, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares equal to a pro rata portion of the proceeds held in the trust account, including interest, in which a substantial portion of the net proceeds of HAPC’s initial public offering have been deposited.

The Board of Directors of HAPC unanimously recommends that you vote “FOR” the Acquisition Proposal.

For your convenience, we have enclosed proxy cards with the Second Proxy Supplement. If you have already delivered a properly executed proxy card regarding the Acquisition Proposal, you do not need to do anything unless you wish to change your vote. If you have not previously submitted a proxy or if you wish to revoke or change your prior voting instruction, please complete, date, sign and return the enclosed proxy card as soon as possible. If you are a registered holder and have already submitted a properly executed proxy card, you can also attend the Annual Meeting and vote in person to change your vote. If your shares are held in “street name” by your bank, brokerage firm or other nominee, and if you have already provided instructions to your nominee but wish to change those instructions, you should provide new instructions following the procedures provided by your nominee.

If you have additional questions about HAPC’s proposed acquisition of InfuSystem after reading the Second Proxy Supplement to the Definitive Proxy Statement, please contact Pat LaVecchia, Secretary at HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017, (212) 418-5070.

Sincerely

John Voris

Chief Executive Officer and Director

The Second Proxy Supplement and form of proxy are dated October 16, 2007 and are first being mailed to stockholders on or about October 16, 2007.

i

INTRODUCTION

On August 8, 2007, HAPC, INC. (“HAPC”) mailed to its stockholders a definitive proxy statement dated August 8, 2007 (the “Definitive Proxy Statement”) relating to a special annual meeting (the “Annual Meeting”) of the stockholders of HAPC scheduled to be held at 10:00 a.m., local time, on Wednesday, September 26, 2007, at the offices of Morgan, Lewis & Bockius, LLP (“Morgan Lewis”), 101 Park Avenue, New York, New York 10178, to consider a proposal, among others, to approve the acquisition of InfuSystem, Inc., or InfuSystem, pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of HAPC, InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation, and I-Flow. HAPC’s proposal to acquire InfuSystem is referred to herein as the “Acquisition Proposal”.

On September 18, 2007, HAPC mailed to its stockholders a supplement dated September 18, 2007 (the “First Proxy Supplement”) to the Definitive Proxy Statement providing disclosure relating to an amendment (the “Amendment”) to the Stock Purchase Agreement. The Amendment provided for a reduction of the purchase price.

On Wednesday, September 26, 2007, the Annual Meeting was convened at 10:00 a.m. (local time) at the offices of Morgan Lewis for the sole purpose of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Wednesday, October 10, 2007 at the offices of Morgan Lewis. The Annual Meeting reconvened at such time for the sole purpose of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Friday, October 19, 2007 at the offices of Morgan Lewis.

On October 15, 2007, funds affiliated with Great Point Partners LLC (“Great Point”) purchased 3,000,000 shares of HAPC’s common stock, par value $0.0001 (the “Common Stock”) from stockholders who had submitted proxies voting against the Acquisition Proposal. Great Point made these purchases pursuant to arrangements with Sean McDevitt, Pat LaVecchia, John Voris, Wayne Yetter and Jean-Pierre Millon acting in their individual capacities (the “Founding Stockholders”) and FTN Midwest Securities, Inc. (“FTN”). Great Point will obtain the right to vote the shares of Common Stock purchased and has stated that its present intention is to vote in favor of the Acquisition Proposal.

This second proxy supplement (the “Second Proxy Supplement”) updates HAPC’s Definitive Proxy Statement and First Proxy Supplement. The information provided in HAPC’s (i) Definitive Proxy Statement previously mailed to its stockholders on August 8, 2007 and (ii) First Proxy Supplement previously mailed to its stockholders on September 18, 2007 continues to apply, except as described in this Second Proxy Supplement. To the extent information in this Second Proxy Supplement differs from, updates or conflicts with information contained in the Definitive Proxy Statement or First Proxy Supplement, the information contained in this Second Proxy Supplement is the more current information. If you need another copy of the Definitive Proxy Statement, the First Proxy Supplement or the Second Proxy Supplement, you may obtain it free of charge from HAPC by directing such request to Pat LaVecchia, Secretary at HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017, (212) 418-5070. The Definitive Proxy Statement, First Proxy Supplement and Second Proxy Supplement are also available from the SEC’s website at http://www.sec.gov.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

AND THE ACQUISITION OF INFUSYSTEM

The following questions and answers are intended to address briefly some common anticipated questions regarding the Second Proxy Supplement. These questions and answers do not address all questions that may be important to the stockholders of HAPC. Stockholders of HAPC should refer to the more detailed information contained in the Definitive Proxy Statement, the First Proxy Supplement or elsewhere in this Second Proxy Supplement.

Why is HAPC sending this Second Proxy Supplement to its stockholders?

On October 15, 2007, Great Point purchased 3,000,000 shares of HAPC’s Common Stock from stockholders who had submitted proxies voting against the Acquisition Proposal. Great Point made these purchases pursuant to arrangements with the Founding Stockholders and FTN. Great Point will obtain the right to vote the shares of Common Stock purchased and has stated that its present intention is to vote in favor of the Acquisition Proposal. HAPC is sending this Second Proxy Supplement to its stockholders to describe the terms of Great Point’s purchase of shares of Common Stock and the arrangements between Great Point and the Founding Stockholders and FTN.

Has the record date, meeting date, or agenda for the meeting changed?

No. The Annual Meeting remains scheduled for 10:00 a.m., local time, on Friday, October 19, 2007, at the offices of Morgan, Lewis & Bockius, LLP, 101 Park Avenue, New York, New York 10178. Holders of HAPC’s common stock on August 6, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting.

Who can help answer my questions?

If you have questions about HAPC’s proposal to acquire InfuSystem, you may write or call HAPC, Inc. at 350 Madison Avenue, 20th Floor, New York, New York 10017, Attn: Pat LaVecchia, Secretary, (212) 418-5070.

BACKGROUND OF GREAT POINT’S SHARE PURCHASE

On August 8, 2007, the Definitive Proxy Statement was mailed to HAPC’s stockholders. Subsequently, HAPC’s management commenced a series of meetings with stockholders to discuss HAPC’s acquisition of InfuSystem.

On September 18, 2007, HAPC and I-Flow entered into an amendment (the “Amendment”) to the Stock Purchase Agreement that reduced the purchase price for InfuSystem from $140,000,000 to $100,000,000 with the potential for an additional payment to I-Flow that would range from $3,000,000 to $12,000,000 depending upon whether, and the extent to which, HAPC’s consolidated net revenue compound annual growth rate, or CAGR, for the three year period ending December 31, 2010 exceeded 40%. The First Proxy Supplement, describing the Amendment, was mailed to HAPC’s stockholders on September 18, 2007. Thereafter HAPC’s management continued solicitation of HAPC’s stockholders with respect to the Acquisition Proposal.

On September 25, 2007, the Board of Directors of HAPC met to discuss the status of the proxy solicitation in advance of the Annual Meeting, scheduled to convene the following day, September 26, 2007. At the meeting, Sean McDevitt, Chairman of the Board, and representatives of FTN, HAPC’s advisor in connection with the transaction, reported that a small number of significant stockholders, representing a majority of HAPC’s Common Stock, had submitted proxies opposing the Acquisition Proposal and as a result, the acquisition of InfuSystem would not be approved by stockholders if a vote were taken at that time.

The Board of Directors considered whether stockholders had had sufficient time to consider the changes to the terms of the Stock Purchase Agreement described in the First Proxy Supplement. In addition, FTN reported that certain stockholders who had submitted proxies voting against the Acquisition Proposal were in the process of trying to sell their shares of Common Stock to other stockholders or new investors who supported the transaction. These sales could be made under arrangements pursuant to which the seller would submit a new proxy voting the Common Stock being sold in favor of the Acquisition Proposal in accordance with the instructions of the buyer. HAPC would not be a party to any of these transactions.

The By-Laws of HAPC provide that the Chairman may adjourn any meeting if an adjournment is deemed by the Chairman to be a reasonable course of action under the circumstances. The Board of Directors determined that the Annual Meeting should be convened as scheduled on September 26, 2007, but then immediately adjourned until Wednesday, October 10, 2007, and also authorized subsequent adjournments if necessary. This would provide stockholders additional time to consider the information in the First Proxy Supplement and would also provide stockholders who oppose the Acquisition Proposal additional time to sell their Common Stock. Accordingly, as authorized by the Board of Directors, the Annual Meeting was convened on September 26, 2007 and adjourned by the Chairman until October 10, 2007. Thereafter, HAPC’s management continued solicitation of HAPC’s stockholders.

On October 1, 2007, the Board of Directors of HAPC met to discuss the status of the proxy solicitation. FTN reported to the Board that there continued to be insufficient stockholder support to approve the Acquisition Proposal. FTN reported that a small number of significant stockholders opposed to the Acquisition Proposal continued to seek to sell their shares.

Messrs. McDevitt and LaVecchia and FTN reported to the Board that certain stockholders and other potential new investors had indicated an interest in purchasing shares of Common Stock from stockholders who had submitted proxies against the Acquisition Proposal under arrangements whereby the buyers would require the sellers to submit new proxies voting in favor of the Acquisition Proposal or else obtain the ability to vote the shares directly. A share purchase under these terms is referred to in this Second Proxy Supplement as a “Third Party Share Purchase.” The Board of Directors discussed and reconfirmed its view that the acquisition of InfuSystem remained to be in the best interests of HAPC stockholders and that the Board continued to be in favor of the transaction. Accordingly, the Board concluded that, in appropriate circumstances, it would be supportive of a Third Party Share Purchase. However, the Board of Directors discussed the various possibilities and determined that it could not approve any Third Party Share Purchase where HAPC was a party or would be required to provide financial assistance or issue securities to a third party as an inducement for such Third Party Share Purchase.

On October 2, 2007, and in subsequent conversations, the Founding Stockholders, in their individual capacities, discussed the possibility of using their personal assets, in particular their equity interests in HAPC, as a means of inducing an investor to make a Third Party Share Purchase. The Founding Stockholders determined that they would be willing to consider such a transaction and instructed Messrs. McDevitt and LaVecchia and FTN to explore whether such a transaction was possible. Over the next several days, discussions were conducted by Messrs. McDevitt and LaVecchia and FTN with various potential investors, including Great Point.

On October 10, 2007, the Annual Meeting was reconvened and adjourned by the Chairman until October 19, 2007.

On October 11, 2007, the Board of Directors met again to consider and discuss the status of the transaction and the proxy solicitation. At this meeting, each Founding Stockholder, in his individual capacity, informed the Board of Directors of his willingness to transfer for nominal consideration a portion of his equity in HAPC to an investor as a means to induce the investor to make a Third Party Share Purchase.

In addition, FTN advised the Board of Directors of its willingness to transfer for nominal consideration a portion of its equity stake in HAPC, held pursuant to the underlying the unit purchase option (the “Unit Purchase Option”) issued to it for $100 in connection with HAPC’s initial public offering (the “IPO”), to an investor as a means to induce the investor to make a Third Party Share Purchase. The Unit Purchase Option will, upon completion of a business combination, allow FTN to purchase up to a total of 833,333 units at a price of $7.50 per unit. Each unit consists of one share of Common Stock and two warrants to acquire shares of Common Stock at a price of $6.25 per share. As described in the Definitive Proxy Statement, FTN will receive a fee of $1,000,000 for customary investment banking services in connection with the acquisition of InfuSystem, payable if and when the transaction closes. In addition, upon consummation of the acquisition, FTN will also receive its deferred underwriting discount of $5,468,000.

The Board of Directors again confirmed that HAPC would not be party to any such a share purchases and would not provide financial assistance or issue securities to a third party.

The Board of Directors, each Founding Stockholder in his individual capacity and FTN discussed certain steps that would be required of HAPC to enable the Founding Stockholders and FTN to offer a portion of their equity in HAPC to an investor as a means to induce the investor to make a Third Party Share Purchase.

At the time of HAPC’s IPO, the Founding Stockholders had entered into lock-up agreements with FTN, in its capacity as underwriter of the IPO, providing that the Founding Stockholder’s shares could not be transferred until six months after the completion of HAPC’s initial business combination. The agreements provided that the restrictions on transfer could not be waived. The terms of these agreements, including the provision regarding waiver, had been described in HAPC’s IPO prospectus. FTN advised the Board of Directors that it would provide an agreement to the Founding Stockholders stating that it would not seek to enforce the lock-up agreements if the Founding Stockholders transferred their shares at nominal consideration to an investor as a means to induce the investor to make a Third Party Share Purchase, and that such transfer would not constitute a breach of the lock-up agreements.

At the time of HAPC’s IPO, FTN had obtained the Unit Purchase Option. FTN had agreed with HAPC not to transfer any of the securities underlying the Unit Purchase Option until six months after completion of HAPC’s initial business combination. The agreement provided that the restriction on transfer could not be waived. The terms of this agreement, including the provision regarding waiver, had been described in HAPC’s IPO prospectus. The Board of Directors authorized HAPC to provide an agreement to FTN stating that it would not seek to enforce the agreement restricting transfer if FTN agreed to transfer securities for nominal consideration to an investor as a means to induce the investor to make a Third Party Share Purchase, and such transfer would not constitute a breach of such agreement.

The factors considered by the Board of Directors in making this determination, and the factors FTN advised the Board it had considered in making its determination, included that the transfers by the Founding Stockholders and FTN would be for nominal consideration and thus not result in any cash proceeds to them, that the transfers would be to an investor in connection with such investor’s significant purchase of Common Stock from existing holders, and that, absent a Third Party Share Purchase, it was likely the InfuSystem acquisition would not be approved.

In addition, the Board of Directors considered the fact that the terms of the various transactions leading up to a Third Party Share Repurchase would be fully disclosed in a supplement to the proxy materials to HAPC’s stockholders, who would retain the ability to vote in favor of the Acquisition Proposal, or to vote against it and request conversion of the shares of Common Stock in the event the transaction was approved and completed.

Prior to the completion of its IPO, the Board of Directors had reserved 2,416,666 shares of Common Stock issued and held as treasury shares for transfer to present or future officers, directors or employees. On July 24, 2006, the Board, with Messrs. McDevitt and LaVecchia recusing themselves, reserved 2,000,000 of such shares to grant to Mr. McDevitt and 416,666 of such shares to grant to Mr. LaVecchia. In connection with HAPC’s IPO, HAPC had undertaken for the benefit of the underwriter of the IPO, FTN, not to transfer any of these treasury shares to FTN, or any affiliates of FTN, prior to the date that was the later of six months after the completion of HAPC’s initial business combination or April 11, 2007. At the time the Board reserved these shares for Messrs. McDevitt and LaVecchia, they were employees of FTN. Accordingly, the Board provided that such shares would not be transferred to them until six months until after the completion of the initial business combination. In early 2007, Messrs. McDevitt and LaVecchia terminated their employment relationship with FTN and accordingly are no longer affiliated with FTN. The Board of Directors determined that to the extent that Messrs. McDevitt and LaVecchia agreed to transfer a portion of these shares to a third party for nominal consideration as an inducement to a Third Party Share Purchase, HAPC would deliver such shares to Messrs. McDevitt and LaVecchia immediately upon completion of the acquisition of InfuSystem. Any shares not so transferred to a third party would remain subject to the six month restriction.

The Founding Stockholders in their individual capacities and FTN advised HAPC that any third party acquiring HAPC securities from them would likely require registration rights with respect to such securities. Each of the Founding Stockholders (other than Messrs. McDevitt and LaVecchia who held no shares) and FTN had registration rights associated with their equity holdings, and such registration rights could be transferred. The Board of Directors determined that HAPC would extend the existing registration rights to Messrs. McDevitt and LaVecchia and agree to reasonable changes to the registration rights to the extent requested by a third party acquiring securities from the Founding Stockholders and FTN in connection with a Third Party Share Purchase.

The Founding Stockholders in their individual capacities and FTN advised HAPC that any third party making a Third Party Share Purchase would be likely to request representation on HAPC’s Board of Directors. The Board of Directors determined that it would be appropriate to allow any third party making a significant investment in HAPC to have Board representation and accordingly advised the Founding Stockholders and FTN that HAPC would be prepared to allow a significant investor one seat on the Board of Directors.

Subsequent to the meeting of the Board of Directors on October 11, 2007, the Founding Stockholders in their individual capacities and FTN met to discuss possible Third Party Share Purchases. The Founding Stockholders authorized FTN and Mr. McDevitt to continue discussions with Great Point, and any other potential third parties, respecting such a transaction.

On October 12, 2007, the Founding Stockholders and FTN entered into agreements with Great Point providing for Great Point to obtain from them for nominal consideration shares of Common Stock and warrants to acquire Common Stock in consideration of Great Point’s purchase of up to 3,000,000 shares of Common Stock in a Third Party Share Purchase. On October 15, 2007, Great Point acquired 3,000,000 shares of Common Stock pursuant to a Third Party Share Purchase. These arrangements are described below under “Summary of the Terms of Great Point’s Share Purchase”.

SUMMARY OF THE TERMS OF GREAT POINT’S SHARE PURCHASE

On October 15, 2007, Great Point purchased 3,000,000 shares of HAPC’s Common Stock from certain of HAPC’s existing stockholders who had previously submitted proxies voting such shares against the Acquisition Proposal and elected a cash conversion of the shares. In connection with such transactions, Great Point requested, and the selling stockholders agreed to provide to Great Point, the right to vote the shares purchased at the Annual Meeting. Great Point represented to the Founding Stockholders that its present intention is to vote, or cause to be voted, all purchased shares in favor of HAPC’s acquisition of InfuSystem at the Annual Meeting (but it is not obligated to do so). HAPC was not a party to any of these purchase transactions. Great Point’s acquisition of the shares was made pursuant to the following agreements entered into on October 12, 2007 and described below.

Founders Option Agreement

On October 12, 2007, the Founding Stockholders entered into an option agreement (the “Founders Option Agreement”) with Great Point pursuant to which the Founding Stockholders granted Great Point options (the “Options”) to acquire for an aggregate purchase price of $1.00 up to 1,500,000 shares of HAPC’s Common Stock held by the Founding Stockholders. Sean McDevitt agreed to transfer to Great Point up to 765,956 shares of Common Stock, John Voris agreed to transfer to Great Point up to 255,319 shares of Common Stock and each of Pat LaVecchia, Wayne Yetter and Jean-Pierre Millon each agreed to transfer to Great Point up to 159,575 shares of Common Stock. The Founders Option Agreement provides that the obligations of the Founding Stockholders thereunder is several and not joint.

Conditions Precedent to Exercise of the Options

Great Point’s exercise of the Options is subject to the satisfaction of the following conditions:

(i)    Great Point must place a buy order (the “Buy Order”) to purchase up to 3,000,000 shares of HAPC’s Common Stock at a price of no more than $5.97; and

(ii)    HAPC’s acquisition of InfuSystem must be approved by the requisite vote of the holders of HAPC’s Common Stock and the acquisition must be consummated.

The condition respecting the placing of the Buy Order has been satisfied by Great Point’s purchase of shares.

Exercise of Options

The Founders Option Agreement provides that the Options may be exercised, upon satisfaction of the conditions precedent, for a number of shares of Common Stock equal to (A) the sum of (i) the number of shares of Common Stock purchased pursuant to the Buy Order (the “Purchased Shares”) less (ii) the number of such Purchased Shares, if any, with respect to which Great Point votes against the Acquisition Proposal, times (B) 0.5 (but in no event more than 1,500,000 shares). In the event the number of shares of Common Stock subject to the Options is less than 1,500,000, the shares subject to the Options of the Founding Stockholders will be reduced pro rata among the Founding Stockholders.

Registration Rights

Under the terms of the Founders Option Agreement, each of the Founding Stockholders assigned to Great Point, effective as of the closing date under the Founders Option Agreement, all of his rights pursuant to the existing Registration Rights Agreement, dated as of April 11, 2006, between HAPC and each of the Founding Stockholders, with respect to the shares of Common Stock to be transferred to Great Point upon its exercise of the Options.

Additionally, the Founding Stockholders provided an undertaking that they would cause the Registration Rights Agreement to be amended, no later than October 17, 2007, to provide, among other things, that:

(i)    Great Point will be named a party to the Registration Rights Agreement and the Common Stock acquired by Great Point pursuant to the Options in addition to the warrants (the “Warrants”) to be transferred to

Great Point by FTN (as described below under the heading “FTN Option Agreement”) and the shares issuable upon exercise of the Warrants (the “Warrant Shares”) would be registrable securities under the Registration Rights Agreement;

(ii)    Great Point will be entitled to one demand right, which may be exercised at any time immediately after the exercise of the Options, with respect to the registration of the shares of Common Stock subject to the Options, and to one demand right with respect to the registration of the Warrants and the Warrant Shares;

(iii)    Notwithstanding the fact that Great Point owns less than 50% of the Registrable Securities, HAPC will honor its demand rights with respect to the Registrable Securities;

(iv)    HAPC will use its reasonable commercial efforts to have each registration statement filed pursuant to Great Point’s demand declared effective within 90 days of the demand if not reviewed by the SEC or within 180 days of the demand (in the event of full review by the SEC);

(v)    Great Point will have priority over the Founding Stockholders with respect to any underwriter cutbacks; and

(vi)    HAPC will keep each registration statement filed pursuant to Great Point’s demand effective for 3 years.

Fees

Sean McDevitt has undertaken to pay all reasonable fees and expenses incurred by Great Point in connection with the Founders Option Agreement not to exceed $200,000.

FTN Option Agreement

On October 12, 2007, FTN and Great Point entered into an option agreement (the “FTN Option Agreement”) pursuant to which FTN granted Great Point an option to acquire up to 1,666,666 Warrants (adjusted for stock splits and similar events) to acquire shares of HAPC’s Common Stock for an aggregate purchase price of $1.00 (the “FTN Option”). FTN has the right to acquire the Warrants pursuant to the exercise of its Unit Purchase Option.

Conditions Precedent to Exercise of FTN Option

Great Point’s exercise of the FTN Option is subject to the satisfaction of the following conditions:

(i)    Great Point must place the Buy Order to purchase up to 3,000,000 shares of HAPC’s Common Stock at a price of no more than $5.97 per share;

(ii)    HAPC’s acquisition of InfuSystem must be approved by the requisite vote of the holders of HAPC’s Common Stock and the acquisition must be consummated; and

(iii)    the trading price for a share of Common Stock must equal or exceed $8.00 for any 20 out of 30 consecutive trading days.

The condition respecting the Buy Order has been satisfied by Great Point’s purchase of shares.

Exercise of FTN Option

The FTN Option may be exercised upon satisfaction of the condition for a number of Warrants equal to (A) the sum of (i) the number of shares of Common Stock purchased pursuant to the Buy Order, less (ii) the number of such Purchased Shares, if any, with respect to which Great Point votes against the Acquisition Proposal times (B) the quotient of 1,666,666 divided by 3,000,000, but in no event more than 1,666,666 (in each case, adjusted for stock splits and similar events).

Registration Rights

Pursuant to the terms of the FTN Option Agreement, FTN assigned to Great Point, effective as of the closing date under the FTN Option Agreement, all of FTN’s registration rights pursuant to the Unit Purchase Option with respect to the Warrants (and the shares of Common Stock underlying such Warrants) transferred to Great Point upon its exercise of the FTN Option.

Board Representation Agreement

On October 12, 2007, HAPC and Great Point Partners, LLC entered into the Board Representation Agreement (the “Agreement”) pursuant to which HAPC agreed that, effective as of the closing date under the Founders Option Agreement, HAPC will increase the size of its Board of Directors by one and use its best efforts to cause the vacancy created thereby to be filled by an individual designated by Great Point (the “Great Point Director”). Great Point has the option, but not the obligation, to designate a director.

The Agreement provides that so long as Great Point Partners, LLC and any of its affiliated funds own at least 10% of HAPC’s outstanding securities entitled to vote for the election of directors of HAPC (the “Voting Securities”), HAPC will use its best efforts to cause (i) the Board of Directors or its Nominating Committee to recommend a Great Point Director for election each year and (ii) the Board of Directors to designate the Great Point Director to serve on committees of the Board of Directors to the same extent, and on the same basis, as other members of the Board of Directors. Additionally, so long as Great Point or any of its affiliated funds own at least 10% of HAPC’s Voting Securities, HAPC will, at the option of the Great Point Director, cause the Great Point Director to be a member of the board of directors of each subsidiary of HAPC.

In the event that there is a vacancy on the Board caused by the resignation or removal of a Great Point Director or the failure of Great Point to designate a Great Point Director, Great Point shall have the right to participate as an observer at each meeting of the Board of Directors or any committee thereof.

In the event that at any time Great Point and any of its affiliated funds own less than 10% of HAPC’s Voting Securities, Great Point shall cause the Great Point Director to resign from the Board of Directors and from the board of directors of any subsidiary of HAPC.

Lock Up Agreement

On October 12, 2007, Sean McDevitt delivered to Great Point a Lock Up Agreement pursuant to which he agreed that, effective upon the closing date under the Founders Option Agreement and for a period of 730 days thereafter, he will not offer, pledge, sell or contract to sell, transfer or otherwise dispose of any shares of Common Stock or securities convertible into shares of Common Stock owned by him. Mr. McDevitt’s obligations under the Lock Up Agreement terminate in the event Great Point ceases to own at least 60% of the shares of Common Stock acquired by it pursuant to the Founders Option Agreement and purchases prior to the effective date of the Lock Up Agreement.

Great Point’s Holdings

Upon the satisfaction of the conditions precedent to the exercise of the Options, the funds affiliated with Great Point will beneficially own 4,500,000 shares of Common Stock, representing 21% of the issued and outstanding shares. Upon the satisfaction of the conditions precedent to the exercise of the FTN Option (assuming they continue to hold all 4,500,000 shares of Common Stock), the funds affiliated with Great Point will beneficially own up to 6,166,666 shares of Common Stock, representing 27% of the issued and outstanding shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Second Proxy Supplement, and the documents to which HAPC refers you in this Second Proxy Supplement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements represent HAPC’s expectations or beliefs concerning future events, including the following: any projections or forecasts included in the Definitive Proxy Statement and the First Proxy Supplement or referred to in this Second Proxy Supplement, information concerning possible or assumed future results of operations of HAPC, the expected completion, timing and effects of the acquisition of InfuSystem and other information relating to the acquisition of InfuSystem. Such forward looking statements may contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates,” “may,” “seeks” or other similar expressions. You should be aware that forward-looking statements are based on HAPC’s current estimates and assumptions and involve known and unknown risks and uncertainties. Although HAPC believes that the expectations reflected in these forward-looking statements are reasonable, HAPC cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of HAPC or on the acquisition of InfuSystem. These forward-looking statements speak only as of the date on which the statements were made and HAPC undertakes no obligation to publicly update or revise any forward-looking statements made in this Second Proxy Supplement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated by reference in this document, HAPC believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the number and percentage of HAPC stockholders voting against the acquisition proposal;

•	the potential decrease in the market price of HAPC’s common stock in the event that the acquisition’s benefits do not meet the expectations of the market place;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which InfuSystem is engaged;

•	industry trends;

•

the occurrence of any event, change or other circumstances, including the failure of HAPC to obtain the requisite stockholder approval of the acquisition of InfuSystem, that could give rise to the termination of the Stock Purchase Agreement, as amended and the payment of a termination fee by HAPC;

•	the inability to complete the acquisition due to the failure to obtain regulatory approval or the failure to satisfy other conditions to consummate the acquisition of InfuSystem;

•	the failure of the acquisition of InfuSystem to close for any other reason;

•	the effect of the announcement of HAPC’s acquisition of InfuSystem on InfuSystem’s customer relationships, operating results and business generally;

•	the impact of the indebtedness incurred to finance the acquisition of InfuSystem;

and other risks detailed in HAPC’s filings with the SEC, including those detailed in the Definitive Proxy Statement and the First Proxy Supplement as well as HAPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Many of the factors that will determine HAPC’s future results or whether or when the acquisition of InfuSystem will be consummated are beyond HAPC’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect the views of HAPC’s management only as of the date hereof. HAPC cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Second Proxy Supplement represent HAPC’s views as of the date of this Second Proxy Supplement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, HAPC assumes no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

			Issues

1.	The Board of Directors recommends a vote FOR the following proposal. Acquisition by HAPC, INC. of all of the issued and outstanding capital stock of InfuSystem, Inc., pursuant to the Stock Purchase Agreement dated as of September 29, 2006, as amended, by and among HAPC, INC., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐	4.	The Board of Directors recommends a vote FOR the following listed nominees. 01 Sean McDevitt 04 Jean Pierre Millon 02 John Voris 05 Wayne Yetter 03 Pat LaVecchia	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐
						Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2.	The Board of Directors recommends a vote FOR the following proposal. Adoption of the HAPC, INC. 2007 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐	5.	The Board of Directors recommends a vote FOR the following proposal.
						Ratification of the appointment of Deloitte & Touche LLP as the registered public accounting firm of HAPC, INC. for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	The Board of Directors recommends a vote FOR the following proposal. Amendment of the Certificate of Incorporation of HAPC, INC. to change the name of HAPC, INC. from “HAPC, INC.” to “InfuSystem Holdings, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please check the following box if you voted against Proposal 1 and elect to convert your shares of Common Stock into cash equal to a pro rata
					portion of the proceeds in the trust account, including interest.				☐

Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the Annual Meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the Proxy materials. If so, please sign and return each of the Proxy Cards that you receive so that all of your shares may be voted. The Proxy is revocable at any
					time prior to its use.

Signature	Signature	Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é

Please mark your votes like this in blue or black ink	☒

HAPC, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, OCTOBER 19, 2007

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) John Voris, Sean McDevitt and Pat LaVecchia or each of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of HAPC, INC. which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP located at 101 Park Avenue, New York, New York 10178 at 10:00 a.m. local time, on Friday, October 19, 2007, or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)